Exhibit 99.1

Manitex International, Inc. Reports Third Quarter 2017 Results And Selected Restated Prior Period Results

Bridgeview, IL, February 6, 2018 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of truck and knuckle boom cranes, today announced Third Quarter 2017 results. Net revenues for the third quarter were $56.5 million compared to $39.1 million in the prior year’s period and GAAP net loss attributable to shareholders of Manitex International was $(1.5) million, or $(0.09) per share compared to a net loss attributable to shareholders of Manitex International of $(23.4) million, or $(1.45) per share in the third quarter of 2016. Adjusted net income* was $1.2 million or $0.07 per share for third quarter 2017, compared to adjusted net loss of $(3.1) million or $(0.19) per share for third quarter 2016. All references in this release to financial results of periods ending prior to the third quarter of 2017 reflect such results as restated pursuant to the previously announced restatement of such periods. Manitex International plans to file amended reports with the SEC covering all periods affected by the restatement, as well as its quarterly report on Form 10-Q for the quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights:

•	Net revenues grew 44.5% to $56.5 million from $39.1 million in the third quarter of 2016

•	Adjusted operating income was $2.9 million for Q3 2017, compared to an operating loss of $(1.8) million in Q3 2016.

•

Adjusted net income from continuing operations attributable to shareholders swung to a profit of $1.2 million, or $0.07 per share for the third quarter of 2017, compared to adjusted net loss from continuing operations attributable to shareholders of $(3.1) million or $(0.19) per share for the third quarter of 2016.

•	Adjusted EBITDA* was $4.2 million, or 7.4% of sales, for the third quarter of 2017 compared to adjusted EBITDA of $(0.3) million for the third quarter of 2016.

•	Achieved cost reductions of $1.8 million for the quarter.

•	Backlog of $50.3 million, represents a 60.8% increase from December 31, 2016, and an increase of 5.7% from June 30, 2017.

*	Adjusted Numbers are discussed in greater detail under “Non-GAAP Financial Measures and Other Items” at the end of this release.

Subsequent to the end of the Third Quarter:

•	2017 fourth quarter sales were $64.5 million and backlog as of 12/31/17 was $61.5 million an increase of 22.3% from Q3 2017

•	Backlog increased to $81.3 million as of January 26, 2018, an increase of 32% versus year-end 2017

David Langevin, Chairman and Chief Executive Officer of Manitex International commented, “We are glad to finally be reporting our third quarter results and the numbers reflect an accelerating recovery in our markets that we first noted in early 2017. We continue to see excellent opportunities throughout our primary product groups and expect to continue to add production and deliveries to meet demand into the foreseeable future. While we believe our financial results reflect just the beginning of our turnaround, with good top-line growth, higher operating income, and a growing backlog, we expect to see a meaningful contribution of profits, cash flows, and returns for our shareholders in 2018 and beyond.”

Steve Kiefer, President and Chief Operating Officer of Manitex International stated, “Manitex’s commitment to providing the market with world class products and brands in boom trucks and lifting equipment has never wavered and we’re in a very strong position today, globally with both our Manitex straight mast cranes and PM articulated mast cranes. The backlog has steadily grown throughout the back half of 2017 and into 2018, and we’re excited about the opportunity to reap the benefits as a market leader in a recovering market, which in our view, is still in a very early stage of growth. Continued strengthening of the straight-mast crane market has led the way with industry orders in the fourth quarter of 2017 increasing 70.6% versus the fourth quarter of 2016.”

Other Matters:

The previously announced investigation by the Company’s Audit Committee has been substantially completed. Separately, the Company has received an informal inquiry from the SEC requesting certain information in connection with the Company’s previously announced restatement of prior financial statements, and is complying with such request.

Conference Call:

Management will host a conference call at 4:30 PM Eastern Time today to discuss the results with the investment community. Anyone interested in participating in the call should dial 800-239-9838 if calling within the United States or 323-794-2551 if calling internationally. A replay will be available until February 13, 2018 which can be accessed by dialing 844-512-2921 if calling within the United States or 412-317-6671if calling internationally. Please use passcode 6763263 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company’s corporate website, www.manitexinternational.com/eventspresentations.aspx.

Non-GAAP Financial Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. In this press release, Manitex refers to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management believes provides useful information to investors. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for net earnings, operating income and other consolidated earnings data prepared in accordance with GAAP or as a measure of our profitability. A reconciliation of Adjusted GAAP financial measures for the three month periods ended September 30, 2016 and 2017 is included with this press release below and with the Company’s related Form 8-K.

Management of Manitex International uses both GAAP and non–GAAP financial measures to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. While adjusted financial measures are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of, or for the three month period ended September 30, 2017, unless otherwise indicated.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered specialized equipment including boom truck, truck and knuckle boom cranes. Our products, which are manufactured in facilities located in the USA and Italy, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, O&S, Badger, Sabre, and Valla.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact

Manitex International, Inc.	Darrow Associates Inc.
David Langevin	Peter Seltzberg, Managing Director
Chairman and Chief Executive Officer	Investor Relations
(708) 237-2060	(516) 419-9915
dlangevin@manitex.com	pseltzberg@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

		As Restated
	September 30,	December 31,
	2017	2016
	Unaudited	Unaudited
ASSETS
Current assets
Cash	$3,320	$4,541
Cash - restricted	—	773
Trade receivables (net)	44,800	32,982
Other receivables	2,508	1,082
Inventory (net)	63,422	69,487
Prepaid expense and other	4,322	4,624
Current assets of discontinued operations	—	46,644

Total current assets	118,372	160,133

Total fixed assets (net)	22,287	21,839
Intangible assets (net)	31,247	30,985
Goodwill	43,014	39,669
Equity investment in ASV Holdings, Inc.	14,844	—
Other long-term assets	1,548	1,606
Deferred tax asset	545	545
Long-term assets of discontinued operations	—	72,177

Total assets	$231,857	$326,954

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$30,922	$24,408
Notes payable — VIE	1,045	1,796
Current portion of capital lease obligations	362	338
Accounts payable	36,455	33,801
Accounts payable related parties	1,569	2,098
Accrued expenses	10,372	10,278
Other current liabilities	2,635	2,150
Current liabilities of discontinued operations	—	23,631

Total current liabilities	83,360	98,500

Long-term liabilities
Revolving term credit facilities	12,575	19,957
Notes payable (net)	24,509	23,719
Notes payable — VIE (net)	5,215	9,113
Capital lease obligations, (net of current portion)	5,589	6,004
Convertible note related party (net)	6,968	6,862
Convertible note (net)	14,257	14,098
Deferred gain on sale of property	1,001	1,058
Deferred tax liability	3,559	3,242
Other long-term liabilities	3,737	4,127
Long-term liabilities of discontinued operations	—	42,645

Total long-term liabilities	77,410	130,825

Total liabilities	160,770	229,325

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at September 30, 2017 and December 31, 2016	—	—
Common Stock—no par value 25,000,000 shares authorized, 16,585,062 and 16,200,294 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	97,468	94,324
Paid in capital	2,743	2,918
Retained deficit	(27,761)	(20,505)
Accumulated other comprehensive loss	(1,363)	(4,272)

Equity attributable to shareholders of Manitex International, Inc.	71,087	72,465
Equity attributable to noncontrolling interests	—	25,164

Total equity	71,087	97,629

Total liabilities and equity	$231,857	$326,954

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
		As Restated		As Restated
	2017	2016	2017	2016
	Unaudited	Unaudited	Unaudited	Unaudited
Net revenues	$56,464	$39,131	$148,634	$132,106
Cost of sales	46,591	32,589	121,965	108,658

Gross profit	9,873	6,542	26,669	23,448
Operating expenses
Research and development costs	619	725	1,902	2,203
Selling, general and administrative expenses	8,282	8,985	25,797	27,473

Total operating expenses	8,901	9,710	27,699	29,676

Operating income (loss)	972	(3,168)	(1,030)	(6,228)
Other income (expense)
Interest expense:	(1,716)	(1,384)	(4,498)	(4,658)
Interest expense related to write off of debt issuance costs	—	—	—	(1,439)
Foreign currency transaction loss	(799)	(82)	(1,138)	(991)
Other income	18	281	361	883

Total other expense	(2,497)	(1,185)	(5,275)	(6,205)

Income (loss) before income taxes and income (loss) in equity interest from continuing operations	(1,525)	(4,353)	(6,305)	(12,433)
Income tax expense (benefit) from continuing operations	281	(691)	416	(958)
Income (loss) from equity investments, net of taxes	284	(5,673)	284	(5,752)

Net income (loss) from continuing operations	(1,522)	(9,335)	(6,437)	(17,227)
Discontinued operations
Loss from operations of discontinued operations (including loss on disposal for the nine months 2017 of $1,133 and losses on disposal of $9,503 and $7,291 for the three and nine months 2016, respectively)	—	(9,608)	(573)	(4,745)
Income tax expense (benefit)	(15)	4,145	(28)	1,259

Loss from discontinued operations	15	(13,753)	(545)	(6,004)

Net income (loss)	(1,507)	(23,088)	(6,982)	(23,231)

Net (income) attributable to noncontrolling interest from discontinued operations	—	(294)	(274)	(566)

Net income (loss) attributable to shareholders of Manitex International, Inc.	$(1,507)	$(23,382)	$(7,256)	$(23,797)

Earnings (loss) Per Share
Basic
Earnings (loss) from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.09)	$(0.58)	$(0.39)	$(1.07)
Loss from discontinued operations attributable to shareholders of Manitex International, Inc.	$0.00	$(0.87)	$(0.05)	$(0.41)
Net earnings (loss) attributable to shareholders of Manitex International, Inc.	$(0.09)	$(1.45)	$(0.44)	$(1.48)
Diluted
Earnings (loss) from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.09)	$(0.58)	$(0.39)	$(1.07)
Loss from discontinued operations attributable to shareholders of Manitex International, Inc.	$0.00	$(0.87)	$(0.05)	$(0.41)
Net earnings (loss) attributable to shareholders of Manitex International, Inc.	$(0.09)	$(1.45)	$(0.44)	$(1.48)
Weighted average common shares outstanding
Basic	16,573,927	16,127,346	16,532,683	16,119,578
Diluted	16,573,927	16,127,346	16,532,683	16,119,578

Reconciliation of GAAP Operating Income (Loss) from Continuing Operations to Adjusted EBITDA (in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating income (loss)	$972	($3,168)	($1,030)	($6,228)
Adjustments related to restructuring, inventory reserves, stock option and other expenses	1,956	1,340	7,763	3,084
Adjusted operating income (loss)	2,928	(1,828)	6,733	(3,144)
Depreciation and amortization	1,225	1,541	3,913	5,134

Adjusted EBITDA	$4,153	($287)	$10,646	$1,990

Adjusted EBITDA % to sales	7.4%	-0.7%	7.2%	1.5%

Reconciliation of GAAP Net Income (Loss) From Continuing Operations Attributable to Shareholders of Manitex International to Adjusted Net Income (Loss) From continuing Operations Attributable to Shareholders of Manitex International (in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net Income (Loss) from continuing operations attributable to shareholders	($1,522)	($9,335)	($6,437)	($17,227)
Adjustments related to restructuring, inventory reserves, stock option, foreign exchange and other expenses	2,696	6,283	8,842	9,537
Adjusted Net Income (Loss) from continuing operations attributable to shareholders	1,174	(3,052)	2,405	(7,690)
Weighted diluted shares outstanding	16,573,927	16,127,346	16,532,683	16,119,578
Diluted (loss) per share attributable to shareholders as reported	($0.09)	($0.58)	($0.39)	($1.07)
Total EPS effect	$0.16	$0.39	$0.53	$0.59
Adjusted diluted income (loss) per share attributable to shareholders	$0.07	($0.19)	$0.15	($0.48)

EPS Impact of Foreign Exchange, Inventory Reserves, Restructuring and Stock Option Expenses

After tax expense and per share amounts (Adjusted Net Income) are calculated using pre-tax amounts, applying a tax rate based on the jurisdictional tax rate to arrive at an after-tax amount. This number is divided by the weighted average diluted shares to provide the impact on earnings per share. The company assesses the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of operating activities in the periods.

Three Months Ended September 30, 2017	Pre-tax	After Tax	EPS
Foreign exchange	$799	$763	$0.04
Inventory reserves, restructuring fees and related expenses	$1,796	$1,780	$0.11
Stock options	$160	$153	$0.01

Total	$2,755	$2,696	$0.16

Nine Months Ended September 30, 2017	Pre-tax	After Tax	EPS
Normalized plant absorption levels	$3,848	$3,848	$0.23
Foreign exchange	$1,138	$1,102	$0.07
Trade show expenses (tri-annual only)	$1,106	$1,106	$0.07
Inventory reserves, restructuring fees and related expenses	$2,370	$2,354	$0.14
Stock options	$439	$432	$0.03

Total	$8,901	$8,842	$0.53

Backlog from Continuing Operations

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Backlog	$50,281	$47,554	$51,237	$31,266	$20,494
Change Versus Current Period		5.7%	-1.9%	60.8%	145.3%

Current Ratio is calculated by dividing current assets by current liabilities (but excludes assets and liabilities from discontinued operations).

	September 30, 2017	December 31, 2016
Current Assets	$118,372	$113,489
Current Liabilities	$83,360	$74,869

Current Ratio	1.4	1.5

Days Sales Outstanding, (DSO), is calculated by taking the sum of net trade and related party receivables divided by adjusted annualized sales per day (sales for the quarter, multiplied by 4, and the sum divided by 365).

	September 30, 2017	September 30, 2016
DSO	72.4	81.3

Days Payables Outstanding, (DPO), is calculated by taking the sum of net trade and related party payables divided by adjusted annualized cost of sales per day (cost of goods sold for the quarter, multiplied by 4, and the sum divided by 365).

	September 30, 2017	September 30, 2016
DPO	74.5	103.9

Inventory turns are calculated by multiplying adjusted cost of goods sold for the referenced three month period by 4 and dividing that figure by inventory as at the referenced period.

	September 30, 2017	September 30, 2016
Inventory Turns	2.9	1.8

Debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, convertible notes and revolving credit facilities. Debt to Adjusted EBITDA ratio is calculated by dividing total debt at the balance sheet date by the trailing twelve month Adjusted EBITDA.

	September 30, 2017	December 31, 2016
Notes payable - short term	$31,966	$26,204
Current portion of capital leases	362	338
Revolving term credit facilities	12,575	19,957
Notes payable - long term	29,724	32,832
Capital lease obligations	5,589	6,004
Convertible notes	21,225	20,960

Total debt	$101,441	$106,295

Adjusted EBITDA (TTM)	$12,768	$4,112

Debt to Adjusted EBITDA Ratio	7.9	25.8

Interest Cover is calculated by dividing Adjusted EBITDA (GAAP Operating Income adjusted for acquisition transaction expense and restructuring related expense and other exceptional costs and depreciation and amortization) for the trailing twelve month period by cash interest expense.

	12 Month Period October 1, 2016 to September 30, 2017	12 Month Period January 1, 2016 to December 31, 2016
Adjusted EBITDA	$12,768	$4,112
Interest Expense	6,230	6,390

Interest Cover Ratio	2.0	0.6

Operating Working Capital is calculated using the Consolidated Balance Sheet amounts for Trade receivables (net of allowance) plus inventories, less Accounts payable. The Company considers excessive working capital as an inefficient use of resources, and seeks to minimize the level of investment without adversely impacting the ongoing operations of the business.

	September 30, 2017	September 30, 2016	December 31, 2016
Trade Receivables (Net)	$44,800	$34,847	$32,982
Inventory (Net)	63,422	74,434	69,487
Less: Accounts Payable	38,024	37,094	35,899

Total Operating Working Capital	$70,198	$72,187	$66,570

Trailing Three Month Annualized Net Sales	$225,856	$156,524	$164,364

% of Trailing Three Month Annualized Net Sales	31.1%	46.1%	40.5%

Trailing Three Month Annualized Net Sales is calculated using the net sales for the quarter, multiplied by four.

	September 30, 2017	September 30, 2016	December 31, 2016
Net Sales	$56,464	$39,131	$41,091
Multiplied by 4	4	4	4

Trailing three Month Annualized Sales	$225,856	$156,524	$164,364

Working capital is calculated as total current assets less total current liabilities (but excludes assets and liabilities from discontinued operations).

	September 30, 2017	December 31, 2016
Total Current Assets	$118,372	$113,489
Less: Current Liabilities	83,360	74,869

Working Capital	$35,012	$38,620